  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure
On May 17, 2017, Griffin Capital Company, LLC, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), issued a press release on behalf of the Registrant, disclosing the acquisition of the MISO property described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Acquisition of MISO Property
On May 15, 2017, the Registrant acquired a three-story, Class "A" office property consisting of 133,409 net rentable square feet located in Carmel, Indiana (the "MISO property"). The MISO property is currently leased in its entirety to Midcontinent Independent System Operator, Inc. ("MISO"). The purchase price for the MISO property was $28.6 million, plus closing costs. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with proceeds from the Registrant's public offering and a draw of $14.3 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent. The Registrant's advisor earned approximately $1.1 million in acquisition fees (including the Contingent Advisor Payment, as such term is defined in the Registrant's advisory agreement, as amended) in connection with the acquisition of the MISO property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.15 million in connection with the acquisition of the MISO property, approximately $0.12 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.03 million of which was paid to unaffiliated third parties.
MISO was the nation's first regional transmission organization ("RTO") approved by the Federal Energy Regulatory Commission in 2001. As an RTO, MISO provides electricity transmission service and coordinates the wholesale marketing and flow of electricity on behalf of its members that own transmission assets. The electric generation and transmission system under MISO's purview includes 1,300 generating plants and 68,000 miles of transmission lines encompassing approximately $31.4 billion of asset value, and serving over 42 million customers. MISO is fully funded by its members through a government-approved administrative tariff, which covers all operating expenses and capital expenditures. Through these tariffs, MISO generates annual revenues in excess of $300 million and maintains investment-grade credit ratings of 'AA-' from Standard & Poor's and 'A1' from Moody's.
The MISO property is located in the City of Carmel, Hamilton County, Indiana approximately 15 miles north of downtown Indianapolis and is easily accessible via U.S. 31 from Interstate 465, the beltway that encircles Indianapolis. Constructed in 2008 as a build-to-suit for MISO, the MISO property is one of three buildings comprising its campus and serves as MISO's corporate headquarters, key operations center, and primary conference and meeting facility. MISO has invested additional capital into the improvements, furnishings, telecommunications, and hardware and for renovations to the property to provide for sufficient capacity to satisfy its projected employment growth until 2033. In addition to these planned improvements, MISO invested approximately $1.4 million to construct an elevated skyway connecting the MISO property to its adjacent primary control center, which houses engineers that monitor MISO's system assets 24 hours a day, seven days a week. The Registrant believes the MISO property is a business essential facility to MISO's overall operations due to the management and operating functions performed therein, MISO's long term commitment to the area as evidenced by its recent 10-year lease renewal, and its substantial investment to reconfigure the property to its specifications.
The MISO lease, as amended, is an absolute-net lease with a remaining term of approximately 11 years upon the Registrant's acquisition, expiring in April 2028. The forward 12-months' rent is approximately $1.9 million, with 1.5% annual rental rate increases for the remaining duration of the lease, and includes two five-year renewal options at fair market rent and a termination option, subject to certain conditions, including a termination fee.

The initial capitalization rate on the MISO property's year one income is 6.63%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from MISO including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that MISO will perform its obligations under its lease agreement during the first year of its lease with the Registrant.
MISO will be responsible for managing the MISO property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the MISO property.
Item 9.01.    Exhibits
(d)    Exhibits.
99.1    Press Release regarding the MISO property dated May 17, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: May 17, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary